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                                                                     EXHIBIT 5.1


                 [WILSON SONSINI GOODRICH & ROSATI LETTERHEAD]



                                August 14, 2001


XCare.net, Inc.
6400 S. Fiddler's Green Circle, Suite 1400
Englewood, Colorado 80111

         Re: Registration Statement on Form S-8

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-8 to be filed by you with the Securities and Exchange Commission on or about August 14, 2001 (the "Registration Statement") in connection with the registration under the Securities Act of 1933, as amended, an aggregate of 1,480,585 shares of your Common Stock reserved for issuance under the Healthcare.com Corporation Stock Option Plan, the Healthcare.com Corporation Nonqualified Stock Option Plan, the Healthcare.com Corporation Non-employee Director Stock Option Plan and the Healthcare.com Corporation Employee Stock Purchase Plan, the "Shares").

         As your legal counsel, we reviewed the actions taken and proposed to be taken by you and in connection with the proposed sale and issuance of the Shares. It is our opinion that, upon completion of the actions being taken, or contemplated by us as your counsel to be taken by you prior to the issuance of the Shares and upon completion of the actions being taken in order to permit such transactions to be carried out in accordance with the securities laws of the various states where required, the Shares will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement, including any Prospectus constituting a part thereof, and any amendments thereto. This opinion may be incorporated by reference in any abbreviated registration statement filed pursuant to Item E under the general instructions to Form S-8 under the Securities Act of 1933 with respect to the Registration Statement.

                                        Very truly yours,


                                        WILSON SONSINI GOODRICH & ROSATI
                                        Professional Corporation